  Exhibit 10.2

CREXENDO, INC.
STOCK OPTION AGREEMENT
PURSUANT TO THE
2013 LONG-TERM INCENTIVE PLAN

Grantee:
NAME

Date of Grant:
DATE

Stock Option Agreement (the "Agreement"), dated of the date of grant first set forth above, between Crexendo, Inc., a Delaware corporation (the "Company"), and NAME (the "Optionee").

The Board of Directors and shareholders of the Company have adopted the Company's 2013 Long-term Incentive Plan (the "Plan") for the purpose of attracting and retaining employees (including officers), consultants and persons willing to serve as directors of the Company, or any Subsidiary or Affiliate.

The Optionee is an employee, consultant or director of the Company, or a Subsidiary or Affiliate.

Capitalized terms used herein that are not otherwise defined have the same meanings as set forth in the Plan.

In consideration of the premises and the mutual agreements set forth below, the parties hereto agree as follows:

1.
Grant of Option; Exercise Price. Pursuant to the provisions of the Plan, the Company hereby grants to the Optionee as of the date hereof (the "Grant Date), subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase (the "Option") from the Company all or any part of an aggregate of ____________________ shares (the "Shares") of the common stock, par value $.01 per share, of the Company (the "Common Stock") at a purchase price of ____________________ per Share (the "Exercise Price"), such Option to be exercisable as hereinafter provided.

2.
Type of Option. The Option is eligible to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3.
Expiration Date. The Option shall expire on the seventh anniversary of the Grant Date (the "Expiration Date"), unless earlier terminated in accordance with Paragraph 7.

4.
Nontransferability. No awards under the 2013 Plan, and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, are transferable other than by will or the laws of descent and distribution, and an award may be exercised during the participant's lifetime only by the participant or the participant's estate, guardian or legal representative, except that the Compensation Committee may provide in an award agreement that a participant may transfer an award to certain family members, family trusts, or other family-owned entities, or for charitable donations under such terms and conditions determined by the Compensation Committee.

5.
Exercise of Option. (a) Subject to the other terms of this Agreement and the Plan regarding the exercisability of the Option, the Option may be exercised as to one thirty-six (1/36) of the total grant commencing one month from grant date and continuing as to an additional one thirty-six (1/36) on the ____________________ in each succeeding month until the option is 100% exercisable.

(b)
Once vested, the Option may be exercised at any time (sale may be subject to applicable Company quiet period or other restrictions as may be imposed), or from time to time, to the extent of any or all full Shares as to which the Option has become exercisable, by giving written notice of such exercised (the "Notice of Exercise") to the Company's Secretary and paying an amount equal to the Exercise Price multiplied by the number of Shares being purchased pursuant to the Option (the "Total Exercise Price") (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Company, (ii) shares tendered by the participant or withheld by the Company in payment of the purchase price of an option, (iii) by having Shares with an aggregate Fair Market Value on the date of exercise equal to the Total Exercise Price sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. § 220 or any successor thereof, or (iv) by any combination of the above methods of payment.

6.
Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any payment relating to the Option (including from a distribution of Shares) or any other payment to the Optionee, amounts of withholding and other taxes due in connection with any transaction involving the Option, and to take such other action as the Committee may deem advisable to enable the Company or such Subsidiary or Affiliate and the Optionee to satisfy obligations for the payment of withholding taxes and other tax obligations relating to the Option. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Optionee's tax obligations.

7.
Termination of Employment, etc. (a) Upon the occurrence of Grantee’s ceasing for any reason to be employed by the Company (such occurrence being a “termination of the Grantee’s employment”), the Option (i) to the extent not previously vested, shall terminate and become null and void immediately upon such termination of the Grantee’s employment, and (ii) to the extent already vested, shall be exercisable for a period of up to sixty (60) days following the termination of Grantee’s employment. As determined by the Administrator, upon a termination of the Grantee’s employment by reason of disability or death, the Option may be exercised, but only to the extent that the Option was outstanding and exercisable on such date of disability or death, up to a one-year period following the date of such termination of the Grantee’s employment.

(b) In the event of the death of the Grantee, the Option may be exercised by the Grantee’s legal representative, but only to the extent that the Option would otherwise have been exercisable by the Grantee.

(c) A transfer of the Grantee’s employment between the Company and any subsidiary of the Company shall not be deemed to be a termination of the Grantee’s employment.

10.
No Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such Shares.

11.
No Rights to Continued Employment. Nothing in the Plan or in the Option or this Agreement shall confer upon the Optionee the right to continue in Service or be entitled to any remuneration or benefits not set forth in the Plan or this Agreement or to interfere with or limit in any way the right of the Company or any Subsidiary or Affiliate to terminate the Optionee's Service.

12.
Compliance with Legal and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, the delivery of Shares upon the exercise of the Option and the other obligations of the Company under the Plan and this Agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares under the Option until completion of such stock exchange listing or registration or qualification of such Shares or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require the Optionee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.

13.
Change in Control Provisions. In the event of a Change in Control (as defined in the Plan), the Option shall become fully vested and exercisable, including as to shares that would not otherwise have been vested and exercisable.

14.
Optionee Bound by Plan. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

15.
Notices. All notices or any other communications hereunder shall be in writing and delivered personally or by registered or certified mail or overnight courier, addressed, if to the Company, to Crexendo, Inc., 1615 S, 52nd Street, Tempe, AZ 85281; Attention: Secretary, and if to the Optionee, at the address listed in company records, subject to the right of either party to designate at any time hereafter in writing some other address.

16.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without giving effect to the conflict of laws principles thereof.

17.
No Assignment. Neither this Agreement nor any of the rights or obligations of the Optionee hereunder may be transferred or assigned by the Optionee except as set forth in paragraph 4 hereof.

18.
Benefits. This Agreement shall be binding upon and inure to the benefit of the parties hereto. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any other party.

19.
Severability. If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

20.
Amendments. No modification, amendment or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the parties hereto.

21.
Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by the chairman of the board of directors, and Optionee has executed this Agreement, both as of the day and year first above written.
Crexendo, Inc. By: __________________________ Name: Title:

_____________________________
NAME